Investor Contact:	Media Contact:
MIPS Technologies, Inc. Investor Relations Bonnie Gardiner +650-567-7007 bonnieg@mips.com	MIPS Technologies, Inc. Corporate Communications Lee Garvin Flanagin +650-567-5180 flanagin@mips.com

MIPS TECHNOLOGIES REPORTS THIRD QUARTER
FISCAL 2004 FINANCIAL RESULTS
Continued Profitability;
Record Number of Licenses

MOUNTAIN VIEW, Calif., April 21, 2004 — MIPS Technologies, Inc. (Nasdaq: MIPS), today reported financial results for its third fiscal quarter ended March 31, 2004. Total revenue grew 33% over the same quarter a year ago, with increases in both royalty and contract revenue.

Total revenue for the third quarter of fiscal 2004 was $12.6 million compared to $9.5 million for the same quarter a year ago. Royalties were $5.9 million, an increase of 37% compared to $4.3 million in the same quarter a year ago. Contract revenue was $6.7 million, an increase of 29% compared to $5.1 million in the same quarter a year ago. Net income for the third quarter of fiscal 2004 was $1.2 million compared to a net loss of $4.1 million for the same quarter a year ago. Net income per diluted share for the third quarter of fiscal 2004 was $0.03 compared to a net loss per share of $0.10 for the same quarter a year ago.

“As the market continues to recover, we have again posted strong financial results and exceeded our guidance for revenue and profitability for the quarter,” said Casey Eichler, chief financial officer at MIPS Technologies. “Moving forward, the company is well positioned to take advantage of the ongoing demand in the consumer market, which is helping to drive our better-than-expected contract revenue growth.”

“This was the fourth consecutive quarter of revenue growth for MIPS Technologies,” said John Bourgoin, president and CEO of MIPS Technologies. “We closed a record number of license agreements and continued to see demand for multi-product licenses from customers. During the third quarter the company not only exceeded financial expectations but also delivered the 24K core family for general availability and licensing on time and to a welcoming market. To date, the 24K product line has experienced the fastest rate of licensing of any product in the company’s history and is gaining broad support from third parties. We expect the 24K core products will be key to our ability to deliver improved financial results.”

MIPS Technologies invites you to listen to management’s discussion of Q3 fiscal 2004 results and guidance for Q4 fiscal 2004 in a live conference call today beginning at 1:45 p.m. Pacific. Conference call number is 1-913-981-4913. Replay number is 1-719-457-0820 and will be available for 5 days, beginning shortly after the end of the conference call. The access code is 407654. An audio replay of the conference call will be posted on the Company’s website (www.mips.com/content/Corporate/InvestorRelations/ir) soon thereafter.

Q3 FY2004 Highlights:  Following are selected press release headlines from MIPS Technologies, and the company’s licensees, systems vendors and third party providers.

ATI's MIPS-Based XILLEON Offers Comprehensive Suite of Graphics and Video Solutions for Windows Media Center Extender Products

AMD and Mediabolic to Enhance Functionality of Mobile Entertainment Devices

Broadcom Introduces New MIPS-Based IP Phone Chips Targeted at the Rapidly Emerging Residential and SOHO VoIP Markets

Broadcom Enters Consumer Television Market with Highly Integrated MIPS-Based HDTV/PVR Chip

Centillium Communications Attacks Global ADSL Market with Launch of MIPS-Based StreetFighter Product Line

Entropic's Breakthrough MIPS-Based c.LINK-270 Chipset Uses Coax Wiring to Simplify Home Networking - Rollout at CES

IDT Expands its MIPS-Based™Portfolio with MIPS32™ 4KEc™ Core to Meet Demand for High-Performance SoC Solutions

Kawasaki Microelectronics Adds MIPS Technologies' Proven Cores to Its ASIC IP Portfolio

Metalink’s MIPS-Based Total-VDSL Technology Incorporated into Tellion’s Broadband Access Products

MIPS Technologies CEO Addresses “The Killer User Experience” Phenomenon in Consumer Devices

MIPS® Architecture Driving High-Growth Digital Still and Digital Video Camera Markets

MIPS-Based(TM)Solutions from ATI Technologies Adopted by World-Leading Digital Consumer Companies

MIPS Technologies Processor Core Powers Entropic Communications Coax–Based Home Networking Solution

MIPS Technologies Licenses Highest Performance MIPS32™ 24K™ Processor Core Family to LSI Logic

MIPS Technologies and WIS Technologies Enter into Strategic Licensing Agreement for MIPS-Based(TM)Technology

PhatNoise Selects PMC-Sierra’s MIPS-Based Microprocessor to Power Next-Generation Car Entertainment System

OASIS SiliconSystems and QuickLogic Partner to Develop QuickMIPS-Based Platforms for In-Car Infotainment Systems

Texas Instruments and i3 micro technology Provide Advanced Broadband Telephony and Video Media Products for Residential Market

TI Brings Voice to DSL; New MIPS-Based AR7 Router Designs Integrate VoIP and Wi-Fi® for Home Networking

Toshiba MIPS-Based TMPR4926 Microprocessor Selected by Coventive Technologies to Enable New Gemini Set-Top Box

Toshiba Adds New MIPS-Based WVM49RX TX System RISC Platform for Residential Home Gateway Applications

ViXS and Daewoo Demonstrate the Latest in Wireless Home Entertainment Technology at CES

ViXS’ MIPS-Based™ XCode II Selected by Arcadyan for its High-Performance Digital Home Entertainment Product Line

Zoran's MIPS-Based Generation9(TM)HDTV Processor Solutions in Volume Production with Worldwide OEMs: Sony, Funai, JVC, Pioneer

Zoran's MIPS-Based Generation9(TM)ICs, Software and Platforms Enable New Concept Model of Digital Home Media Server from Toshiba

Zoran’s MIPS-Based Generation9™ Digital TV and Set-Top Box ICs in Motorola Broadband Digital Cable-Ready Products

Zoran Demonstrates Seventh Generation MIPS-Based Digital Camera Processor with Affordable DVD Quality Video Recording at PMA in Las Vegas

Zoran’s MIPS-Based™Generation9™ Digital TV ICs Power New High-Performance LCoS®-Based HDTVs from Brillian

Zoran's MIPS-Based COACH Processor Powers New Affordable High Quality Samsung Digimax Cameras Displayed at PMA

MIPS Technologies, Inc.
MIPS Technologies, Inc. is a leading provider of industry standard processor architectures and cores for digital consumer and business applications. The company drives the broadest architectural alliance that is delivering 32- and 64-bit embedded RISC solutions. The company licenses its intellectual property to semiconductor companies, ASIC developers, and system OEMs. MIPS Technologies, Inc. and its licensees offer the widest range of robust, scalable processors in standard, custom, semi-custom and application-specific products. MIPS Technologies, Inc. is based in Mountain View, California, and can be reached at 650-567-5000 or www.mips.com.

This press release contains forward-looking statements, including those regarding its 24K core product family, expected financial results, growth in its markets and changing consumer demand for its products. Actual events or results may differ materially. Many factors could cause the actual results to differ materially from those contained in such forward-looking statements, including but not limited to: our products may fail to achieve market acceptance, changes in our research and development expenses, the anticipated benefits of our partnering relationships may be more difficult to achieve than expected, the timing of or delays in customer orders, delays in the design process, the length of MIPS Technologies’ sales cycle, MIPS Technologies’ ability to develop, introduce and market new products and product enhancements, and the level of demand for semiconductors and end-user products that incorporate semiconductors. With respect to MIPS Technologies, we refer you to the documents filed from time to time with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended June 30, 2003 and subsequent Forms 10-Q and 8-K.

###

MIPS is a registered trademark in the United States and other countries, and MIPS-Based is a trademark of MIPS Technologies, Inc.

MIPS TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2004	2003	2004	2003
	(unaudited)		(unaudited)
Revenue:
Royalties	$5,941	$4,336	$16,954	$12,002
Contract Revenue	6,656	5,141	16,744	17,295

Total revenue	12,597	9,477	33,698	29,297
Costs and expenses:
Cost of contract revenue	--	--	--	250
Research and development	5,117	7,636	18,732	25,250
Sales and marketing	3,016	3,403	8,352	10,505
General and administrative	2,361	2,321	6,027	6,167
Acquired in process research and development	--	--	--	394
Restructuring	--	(16)	3,233	7,618

Total costs and expenses	10,494	13,344	36,344	50,184

Operating income (loss)	2,103	(3,867)	(2,646)	(20,887)
Other income (expense), net	182	249	497	(12)

Income (loss) before income taxes	2,285	(3,618)	(2,149)	(20,899)
Provision for income taxes	1,098	443	1,950	1,299

Net income (loss)	$1,187	$(4,061)	$(4,099)	$(22,198)

Net income (loss) per basic share	$0.03	$(0.10)	$(0.10)	$(0.56)

Net income (loss) per diluted share	$0.03	$(0.10)	$(0.10)	$(0.56)

Common shares outstanding-basic	40,530	39,530	40,367	39,384

Common shares outstanding-diluted	43,192	39,530	40,367	39,384

MIPS TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	March 31, 2004	June 30, 2003
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$67,278	$83,839
Short-term investments	19,951	--
Accounts receivable, net	5,167	4,762
Prepaid expenses and other current assets	1,294	3,648

Total current assets	93,690	92,249
Equipment and furniture, net	4,812	4,202
Other assets	6,421	8,898

	$104,293	$105,349

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$284	$504
Accrued liabilities	9,533	10,977
Deferred revenue	6,144	2,592

Total current liabilities	15,961	14,073
Long-term liabilities	1,584	1,900
Stockholders' equity	86,748	89,376

	$104,293	$105,349